UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2004

INTEGRITY MUTUAL FUNDS, INC.

(Exact name of registrant as specified in its charter)

North Dakota
(State or other jurisdiction of incorporation)

0-25958	45-0404061
(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

(701) 852-5292
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 15, 2004, Integrity Mutual Funds, Inc. (“Integrity”) entered into an amendment to its original employment agreement with Bradley Wells, dated June 1, 2002.  The amendment shall be retroactively effective as of June 1, 2002.

The amendment provides that Mr. Wells will continue to receive a base salary and performance-based incentives, although the calculation of Mr. Wells’ recruitment override has been modified.  Mr. Wells will also receive a one-time payment consisting of $12,500 in cash, 100,000 common shares of Integrity, and options to purchase 250,000 common shares of Integrity at a strike price of $1.00 per share.  The options will expire on October 31, 2014.

Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits

Exhibit #    Description

10.54	Amendment dated December 15, 2004, to Employment Agreement between Integrity Mutual Funds, Inc., and Bradley Wells.